UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) May 7, 2010

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code   (203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Entry into Material Definitive Agreement

On May 7, 2010, the Company entered into Amendment No. 1 to the Amended and Restated Credit Agreement by and among Photronics, Inc., the Foreign Subsidiary Borrowers from time to time parties thereto, the institutions from time to time parties thereto as Lenders and JPMorgan Chase Bank, N.A. in its capacity as Administrative Agent for itself and the other lenders and as Collateral Agent and RBS Citizens, National Association as Syndication Agent (the “Credit Agreement”). Amendment No. 1 expands the facility to $65 million from $50 million. In addition to JPMorgan Chase Bank, N.A. and RBS Citizens, National Association; TD Bank, N.A. has now joined the facility.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits 99.1	Amendment No. 1 to the Amended and Restated Credit Agreement dated as of May 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE:	May 7, 2010	BY	/s/ Richelle E. Burr
Richelle E. Burr
Vice President, General Counsel

PHOTRONICS, INC.